UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2017

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 1, 2017, CytoDyn, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders at which the stockholders approved a proposal to effect a reverse stock split at a ratio of any whole number between one-for-two and one-for-fifteen, as determined by the board of directors, and a simultaneous reduction in the total number of authorized shares of common stock to 200,000,000 at any time before August 24, 2018, if and as determined by the board of directors.

The stockholders also approved an adjournment of the special meeting, if it had been necessary to solicit additional proxies, had there been insufficient votes to approve the reverse stock split.

The final results for each proposal are set forth below. A more detailed description of each proposal is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 2, 2017.

Proposal No. 1 – Reverse Stock Split.

For	Against	Abstained
92,378,264	21,111,321	444,788

Proposal No. 2 – Adjournment of the Special Meeting.

For	Against	Abstained
102,583,311	9,984,294	1,366,768

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

November 2, 2017	By:	/s/ Michael D. Mulholland
		Name:	Michael D. Mulholland
		Title:	Chief Financial Officer

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